Exhibit 10.33
Appendix
“C”

Amcol
Engineering and Industrial Company Ltd
23 February, 2005
EM: VE 230205

Mr. Nadav Hacker,
Veraz Networks Ltd.
30 Hasivim St.,
Petach Tikvah 49517	By fax: 9287474
RE: Additional Parking Places for your Company
Further to your request of 22.2.2005, we would be prepared to lease to your company 18 additional parking places according to the price of covered parking in the Tenancy Agreement that was executed between our companies on 31.12.2003.
In the first stage you may use, Parking –1 on the northern side (Stage C) (hereinafter: “the temporary parking places”) until the date on which ECI quits the Building. On the date on which ECI quits you may take 18 parking places from those which they will vacate in the parking area in Stage A on Level –2.
If this arrangement is acceptable to you please confirm our offer by means of your company’s authorized signatories.
Yours faithfully,
/s/ Eran Klinghoffer
Eran Klinghoffer
Amcol Engineering and Industrial Company Ltd
/s/ Lior Shemesh
Lior Shemesh
VP Finance
We confirm the offer of the additional parking places according to this letter and wish to begin using the temporary parking places from                                          onwards.

Veraz Networks Ltd.
/s/ Illegible                                               (signed)
Amcol Engineering and Industrial Company Ltd

Ashdar Center, 92 Yigal Alon St., Tel Aviv 67891, Tel:03-5618444; Fax: 03-5620666